UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
 (Rule 14a-101)

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March 15, 2010

To Our Shareholders:

The 2010 Annual Meeting of the Shareholders of FPB Bancorp, Inc. will be held at the Hilton Garden Inn-PGA Village, 8540 NW Commerce Centre Drive, Port St. Lucie, Florida 34986 on Wednesday, April 28, 2010, at 5:30 p.m. local time. The Annual Meeting will be preceded by a reception beginning at 4:30 p.m., which we hope you will also be able to attend.

The Notice of the Annual Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Annual Meeting and provide material information concerning that business. Directors and officers of FPB Bancorp, Inc., and our wholly-owned subsidiary, First Peoples Bank, as well as a representative of the accounting firm Hacker, Johnson & Smith, P.A., will be present at the Annual Meeting to answer any questions you might have about the company.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and signing the enclosed proxy card. As described in the Proxy Statement, if you are able to attend the Annual Meeting and prefer to vote in person, you will be given that opportunity.

 FPB Bancorp, Inc. is providing access to its proxy materials in two ways, by sending you this full set of proxy materials, and by notifying you of the availability of its proxy materials on the internet. You may access the following information as of the date the proxy materials are first sent our shareholders at http://www.cfpproxy.com/5231, which does not have “cookies” that identify visitors to the site:  Notice of the 2010 Annual Meeting of Shareholders; Proxy Statement for 2010 Annual Meeting of Shareholders; and Annual Report on Form 10-K for the year ended December 31, 2009.

On behalf of the Board of Directors and all the employees of FPB Bancorp, Inc. and First Peoples Bank, we look forward to seeing you at the Annual Meeting.

Sincerely,

Gary A. Berger                                                                                        David W. Skiles
Chairman of the Board                                                                                     Chief Executive Officer and President

NOTICE OF 2010 ANNUAL MEETING OF THE SHAREHOLDERS
TO BE HELD ON APRIL 28, 2010

The 2010 Annual Meeting of the Shareholders of FPB Bancorp, Inc. (“Annual Meeting”) will be held at the Hilton Garden Inn-PGA Village, 8540 NW Commerce Centre Drive, Port St. Lucie, Florida 34986 on Wednesday, April 28, 2010, at 5:30 p.m. local time to consider the following items:

1.	The election of three Class II members of the Board of Directors;

2.	An advisory vote on executive compensation;

3.	The ratification of the appointment of Hacker, Johnson & Smith, P.A. as the independent auditors for FPB Bancorp, Inc. for the fiscal year ending December 31, 2010; and

4.	Adjournment of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve any one or more of the foregoing items.

        In addition to the foregoing items, any other business that properly comes before the Annual Meeting, or any adjournment thereof may be transacted at this meeting.

All holders of record of shares of FPB Bancorp, Inc., at the close of business on February 26, 2010, are entitled to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors,
David W. Skiles
Chief Executive Officer and President

Port St. Lucie, Florida
March 15, 2010

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of FPB Bancorp, Inc. (“FPB”) of proxies to be voted at the 2010 Annual Meeting of Shareholders, or at any adjournment thereof (“Annual Meeting”).  This Proxy Statement is first being mailed to shareholders on or about March 15, 2010.

GENERAL INFORMATION

Where and when is the 2010 Annual Meeting being held?

•	Wednesday, April 28, 2010
•	5:30 p.m. local time, with a reception proceeding at 4:30 p.m.
•	Hilton Garden Inn-PGA Village, 8540 NW Commerce Centre Drive Port St. Lucie, Florida 34986

Who is entitled to vote at our 2010 Annual Meeting and what constitutes a quorum?

The close of business on February 26, 2010, has been fixed by the Board of Directors as the “record date” for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, and any adjournment thereof. As of the record date, there were 2,058,047 shares of FPB common stock outstanding, which were held by approximately 1,400 shareholders.

What are the voting rights of our shareholders?

Our Articles of Incorporation do not provide for cumulative voting. Under the Florida Business Corporation Act (“Act”), directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Therefore, each shareholder of record on the record date has the right to vote, in person or by proxy, the number of shares owned by him or her for as many director nominees as there are directors to be elected. For example, if you own five shares, you may vote a maximum of five shares for each director to be elected.

Other matters are approved if affirmative votes cast for a proposal exceed the votes cast against that proposal at a meeting at which a quorum is present, unless a greater number of affirmative votes or voting by classes is required by the Act or our Articles of Incorporation. Abstentions and broker non-votes have no effect on these types of matters under the Act.

(continued)
FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

If your shares are held in “street name,” under certain circumstances your brokerage firm may vote your shares. Brokerage firms have authority to vote their customers’ shares on certain “routine” matters.  When a brokerage firm votes its customers’ shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customers’ shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather are not counted at all for these matters. The election of directors and the advisory vote on executive compensation are considered non-routine matters.  The other matters to be voted upon at this Annual Meeting are routine.

A shareholder may abstain or withhold a vote with respect to any item submitted for shareholder approval. Abstentions and withheld votes will be counted as being present for purposes of determining the existence of a quorum, but will be counted as not voting in favor of any proposal brought before the Annual Meeting.

How do I vote?

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our stock transfer agent, a Proxy Card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, dating, signing, and returning the Proxy Card in the enclosed postage pre-paid, pre-addressed envelope.

If you own shares through a brokerage firm in street name, you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your broker on how your shares are to be voted. As with a Proxy Card, you may vote your shares by completing, dating, signing, and returning the voting instruction form in the envelope provided. Many brokerage firms also arrange for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

Who can attend our Annual Meeting?

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by Proxy Card. If you own common stock through a brokerage account, you may attend the Annual Meeting, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the brokerage firm that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy.

We do, however, encourage you to vote your shares in advance of the Annual Meeting by one of the methods we have described, even if you plan to attend the Annual Meeting, so that we will be able to determine in advance if a quorum is present. If you wish, you may change or revoke your proxy or voting instructions at the Annual Meeting in the manner described below even if you have already voted.

(continued)
FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

Can I change my vote after I mail my Proxy Card or voting instruction form?

You may revoke a previously granted proxy at any time before it is voted, by delivering to us a written notice of revocation, or a duly executed Proxy Card bearing a later date, or by attending the Annual Meeting and voting in person.

If your shares are held through a brokerage firm, you may change or revoke previously given voting instructions by contacting your brokerage firm, or by obtaining a legal proxy from the brokerage firm, and voting in person at the Annual Meeting.

MARKET INFORMATION AND STOCK OWNERSHIP

Our common stock is quoted on the NASDAQ Capital Market under the symbol “FPBI.” The market price for our stock is included in our Annual Report under the heading “Market Price for Registrant’s Common Equity and Related Stockholder Matters.”

The following table contains information regarding the only shareholders known to us to be beneficial owners of 5% or more of the outstanding shares of FPB common stock as of the record date.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class
Alfred J. Cinque P.O. Box 2411 Palm Beach, Florida 33480-2411	181,150	(1)	8.80%
David C. Blackburn 1001 S. Indian River Drive Fort Pierce, Florida 34950	105,088		5.11%
                   _____________________________

(1)	As disclosed in a Schedule 13G Amendment filed with the Securities and Exchange Commission on March 16, 2007.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

FPB has a separate Chairman of the Board and Chief Executive Officer.  Gary A. Berger serves as the Chairman of the Board and David W. Skiles serves as the Chief Executive Officer and President.  We believe that having these positions held by separate persons is beneficial to the company in that it enhances the Board’s risk management and oversight and provides greater checks and balances by not instilling too much authority or power in one individual.  In addition, Chairman Berger is an independent director and thus not a part of FPB’s executive management.

(continued)
FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

FPB’s and First Peoples Bank’s Boards of Directors provide oversight of management’s role in managing the material risks of the company.  The Board has designated Committees to provide oversight of specific areas.  The Directors’ Loan Committee oversees the Loan Policy, as well as establishes lending authority levels, reviews and approves the allowance for loan loss methodology, and serves as the credit risk and approval mechanism for all loans greater than $500,000.  The Directors’ Loan Committee reports its activities to the full board on a monthly basis.  Loans over $1,000,000 are presented to the full Board of Directors for its approval.  The Board of Directors of the Bank reviews the minutes of the monthly Funds Management Committee meetings, and meets with management on a quarterly basis to review interest rate risk, liquidity risk, cashflow and contingency funding planning.  The Audit/Compliance Committee provides oversight for all financial reporting, and appraises the effectiveness of internal, external and SEC audit efforts.  The Committee reviews the procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, as well as related party transactions and changes to the company’s Code of Conduct.  The Committee also provides review and oversight of all regulatory compliance requirements.  The Audit Committee periodically reports its findings to the Board of Directors. The Personnel/Compensation/Nominating Committee takes a leadership role in shaping corporate governance polices and practices, including recommending to the Board of Directors the corporate governance guidelines applicable to the company and monitoring company compliance with these policies and guidelines for the purpose of nominating persons to serve on the Board of Directors.  This Committee also provides oversight of the compensation and benefits packages available to executive officers.

BOARD OF DIRECTORS MEETINGS

During 2009, the Board of Directors of FPB held 18 meetings. All the directors attended at least 75% of the total meetings of the Board of Directors and any committees on which they served.

COMMITTEES OF THE BOARD OF DIRECTORS

FPB’s Board of Directors has established the following standing committees:  the Audit/Compliance Committee; the Personnel/Compensation/Nominating Committee; and the Strategic Planning Committee.  The Board of Directors has determined that all current members of the Audit/Compliance Committee and the Personnel/Compensation/ Nominating Committee are “independent directors” under Nasdaq Marketplace Rules 4200(a)(15) and 4350(d)(2)(A), in that they have no relationships that would impair their abilities to objectively and impartially execute their duties.

The composition of and number of meetings held by each committee in 2009 is reflected in the following table:

Board Member	Audit/ Compliance	Personnel/ Compensation/Nominating	Long-Range Planning and Building
Gary A. Berger	Chair	-	-
Donald J. Cuozzo	X	X	-
Ann L. Decker	-	Chair	-
Timothy K. Grimes	-	X	X
James S. Leighton, III	X	-	X
Paul J. Miret	-	X	Chair
Robert L. Schweiger(1)	X	-	-
Robert L. Seeley	X	X	-
David W. Skiles	-	-	X
Paul A. Zinter	-	-	X
Meetings in 2009	4	2	1

       (1) Resigned from the FPB’s Board of Directors effective on January 8, 2010.

Audit/Compliance Committee - Pursuant to its Charter, the Audit/Compliance Committee reviews FPB’s and the Bank’s auditing, accounting, financial reporting, and internal control functions. This Committee recommends the independent auditing firm and reviews its services. Each member of the Committee is considered independent under Nasdaq Marketplace Rule 4200(a)(15). The Committee met four times in 2009. All Committee members attended at least 75% of the Committee meetings.  A copy of the Audit/Compliance Committee Charter was included with last year’s Annual Meeting Proxy Statement, as Exhibit A.

Report of the Audit/Compliance Committee

The audit functions of the Audit/Compliance Committee are focused on three areas:  the adequacy of FPB’s and the Bank’s internal controls and financial reporting process and the reliability of FPB’s and the Bank’s financial statements; the performance of FPB’s and the Bank’s internal auditors and the independence and performance of FPB’s and the Bank’s independent auditors; and ensuring FPB and the Bank are in compliance with applicable legal and regulatory requirements.

             The Audit/Compliance Committee also recommends to the Board the appointment of the independent auditors and reviews their performance, fees, and independence from management. Members of the Audit/Compliance Committee met with management periodically to consider the adequacy of FPB’s and the Bank’s internal controls and the objectivity of their financial reporting. These matters were discussed with FPB’s and the Bank’s independent auditors and with appropriate company financial personnel. The independent auditors have unrestricted access to the Committee, and vice versa.
            The Board of Directors has determined that none of the members of the Audit/ Compliance Committee has a relationship to FPB or the Bank that may interfere with a member’s independence from FPB and the Bank and its management.

(continued)
FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

Chairman Gary A. Berger, a Certified Public Accountant, has extensive auditing experience, and the Board has determined that he has the requisite financial expertise to qualify as an “audit committee financial expert” as defined by Securities and Exchange Commission Rules. Accordingly, the Board has designated Chairman Berger to hold that position.

Management has primary responsibility for preparing FPB’s and the Bank’s financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations, and cash flows of FPB and the Bank in conformity with accounting principles generally accepted in the United States of America. The independent auditors discuss any issues they believe should be brought to the Audit/Compliance Committee’s attention. The Audit/Compliance Committee monitors these processes, relying without independent verification, on the information provided and on the representations made by management and the independent auditors.

This year, the Audit/Compliance Committee reviewed FPB’s unaudited Form 10-Qs for quarters ended March 31, 2009, June 30, 2009, and September 30, 2009, and audited financial statements as of, and for, the fiscal year ended December 31, 2009.  The Audit/Compliance Committee met with both management and FPB’s and the Bank’s independent auditors to discuss those filings and financial statements. Management has represented to the Audit/Compliance Committee that the quarter ended filings and financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit/Compliance Committee has received from and discussed with Hacker, Johnson & Smith, P.A. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from FPB and the Bank. The Audit/Compliance Committee also discussed with Hacker, Johnson & Smith, P.A. any matters required to be discussed by the Statement on Auditing Standards No. 61. (Communication with Audit Committees).

Based on these reviews and discussions, the members of the 2010 Audit/Compliance Committee recommended to the Board that FPB’s and the Bank’s audited financial statements be included in FPB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Chairman Gary A. Berger
Donald J. Cuozzo
Ann L. Decker
John S. Leighton, III
Robert L. Seeley

FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

Personnel/Compensation/Nominating Committee - is responsible for evaluating the personnel needs of FPB, independent of the Bank. This Committee also makes recommendations with respect to compensating those officers who perform services for FPB.  Other than stock option grants, FPB does not currently compensate any of its officers and it has no other employees. FPB does, however, reimburse the Bank for a portion of FPB’s executive officers’ salaries paid by the Bank to account for the services performed by these officers on behalf of FPB.  The Committee also considers and evaluates Board members and nominees, including director nominees submitted by shareholders. Pursuant to its charter, it also recommends the assignments of committee membership and develops training and educational programs for directors.  FPB does not have any formal procedures or policies for considering shareholder nominations, but will consider shareholder nominations on a case-by-case basis.  The Committee does not have a specific policy on the diversity of the directors in the identification of director nominees. All of the members are considered independent under Nasdaq Marketplace Rule 4200(a)(15) definition and each member attended the Committee’s two meetings in 2009.  A copy of the Personnel/Compensation/Nominating Committee Charter was included with last year’s Annual Meeting Proxy Statement, as Exhibit B.

Director Nominations

The Board through the Personnel/Compensation/Nominating Committee annually reviews the composition of the Board, as a whole, to consider if there is an appropriate balance of knowledge, experience, skills, expertise, and diversity in the Board, and whether there is at least a minimum number of independent directors as required by applicable rules and regulations.  The Personnel/Compensation/Nominating Committee considers if the Board’s composition accurately reflects FPB’s needs, and will, if necessary, propose the addition or resignation of members in order to obtain an appropriate balance and skill level.

Our directors are required to commit a requisite amount of time for preparation and attendance at regularly scheduled Board and Committee meetings, as well as be able to participate in other matters necessary to ensure FPB is appropriately governed.  In evaluating our directors for nomination, the Personnel/Compensation/Nominating Committee considers what is in the best interest of FPB and its shareholders, including such things as the knowledge, experience, integrity, and judgment of each individual; the past and/or potential contributions of each individual; an individual’s ability to devote sufficient time and effort to the duties required as Board member; independence and willingness to consider all strategic proposals; core competencies; or other technical experience.  In addition, the directors are assessed on their integrity, judgment, knowledge, experience, skills, and expertise and their ability to oversee and direct the affairs of FPB.

Strategic Planning Committee – is responsible for evaluating and assessing the long-range future needs and goals of FPB and the Bank, including expansionary plans.  Due to the struggling economic environment, the Committee recommended and the Board accepted that it would not pursue expansionary activities in 2009.  During 2010, FPB and the Bank plan to focus on managing and eliminating troubled assets, improve capital, maintain adequate liquidity, work towards achieving profitability and increase shareholder value.  The Committee met one time in 2009.  All Committee members attended this Committee meeting.

FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

Communications with the Board of Directors

FPB has no formal procedures for shareholders to communicate with the Board of Directors.  If a shareholder wishes to submit a written communication to the Board, the shareholder can mail or deliver such communication either to Chief Executive Officer and President David W. Skiles or to Chairman of the Board Gary A. Berger c/o FPB Bancorp, Inc., 1301 SE Port St. Lucie Blvd., Port St. Lucie, FL  34952.  If a shareholder wishes to address the Board in person, he or she can submit a request to either Chief Executive Officer Skiles or Chairman Berger.  Depending on the matter which the shareholder wishes to present to the Board and the Board’s schedule, the Board will consider such a request in determining whether to invite the shareholder to a Board meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is presently comprised of nine members. Our Articles of Incorporation provide that directors shall be divided into three classes, with each group serving for staggered three-year terms. This year, three Class II directors are to be elected. To the best of our knowledge, no director nominee is being proposed for election pursuant to any agreement between that person and any other person.

The three director nominees standing for re-election are Ann L. Decker, Paul J. Miret, and Robert L. Seeley.  Each director nominee has indicated his/her willingness to stand for election and to serve as directors if elected, however, should a director nominee become unable or unwilling to serve, proxies will be voted for the election of such other person as the Board of Directors may choose to nominate. The affirmative vote of a plurality of the votes cast at the Annual Meeting is needed to elect a director. Abstentions and withheld votes will have the same effect as votes against a director nominee.

The Board has determined that each of the director nominees, along with the continuing directors, brings a strong and unique background and diverse experience and skill sets, which gives the Board as a whole a competence and experience in a wide variety of areas, including executive bank management, land and community development, business administration and management, construction, real estate, marketing, public administration, real estate management, legal, accounting, and financial investing.

Information relating to the business experience and age of each director nominee and continuing director is set forth below. Also included is information related to FPB’s non-director executive officers and the Bank’s other executive officers.

FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

DIRECTOR NOMINEES

CLASS II DIRECTORS – TERMS TO EXPIRE IN 2013

Ann L. Decker, age 58, is a director and Secretary of FPB and the Bank.  Ms. Decker serves as the Executive Director of the Indian River State College Foundation, Inc., in Fort Pierce, Florida.  For over thirty years, Ms. Decker served as the District Manager for three different U.S. Congressmen that represented our market area.  Ms. Decker was formerly a co-owner of Intracoastal Printing, Inc., which was sold in 1990.  Born in Chicago, Illinois, Ms. Decker has a Bachelor of Science degree in Professional Business Management from Barry University in Miami, Florida, and a Master’s degree in Public Administration from Nova Southeastern University, in Ft. Lauderdale, Florida.  The Board has determined that Ms. Decker’s public administration and government experience in our market area, as well as her prior service on our Board, has given her the requisite experience and background, necessary to serve on our Board.

Paul J. Miret, age 63, is a director of FPB and the Bank.  Mr. Miret was previously a realtor with RE/MAX 100 Riverside.  Prior to that, he was the owner and operator of Sunshine Carpet Cleaning from 1978 to 1998 and of Ameri-Kleen Services from 1992 to 1998.  He also owns and manages several residential rental units.  From 1995 to 1997, Mr. Miret served on the Community Board of Riverside National Bank.  Mr. Miret is also a past President of the Port St. Lucie Little League and the Port St. Lucie Exchange Club and a past director of the Port St. Lucie Chamber of Commerce.  The Board has concluded that Mr. Miret’s business management, real estate management, community service, and service on our Board, have given him the qualifications necessary and desirable for continued service on our Board.

Robert L. Seeley, age 85, is a director of FPB and the Bank.  Mr. Seeley has been in private law practice in Florida for more than 50 years.  Mr. Seeley was co-founder of the Stuart, Florida law firm of Fox, Wackeen, Dungey, Beard, Sobel and McCluskey, LLP, for which he currently serves “Of Counsel.”  From 1973 to 1996, Mr. Seeley served as a director of Barnett Bank of the Treasure Coast.  He also served as the founding director and Chairman of the Saint Lucie Medical Center and is a former director of the St. Lucie and Martin County Economic Development Councils.  Mr. Seeley completed his undergraduate studies at the University of Illinois and received his Juris Doctorate degree from the University of Florida.  Mr. Seeley’s prior bank director experience and legal expertise, as well as his service on our Board, has been considered by the Board in determining that Mr. Seeley has the requisite experience to serve on our Board.

CONTINUING DIRECTORS

CLASS III DIRECTORS – TERMS TO EXPIRE IN 2011

Gary A. Berger, age 60, is a director and Chairman of the Board for both FPB and the Bank.  Mr. Berger is President of the accounting firm of Berger, Toombs, Elam, Gaines, and Frank, CPA.  He is a graduate of Michigan State University and has been a certified public accountant since 1975.  Mr. Berger is a member of the Rotary Club of Ft. Pierce, the Florida Institute of Certified Public Accountants, and the American Institute of Certified Public Accountants.  He is a past Treasurer of the United Way, past President of the St. Lucie County Economic Development Council, and past President of the Rotary Club of Ft. Pierce, Florida.  The Board has concluded that Mr. Berger’s experience as a certified public accountant, his service in the community, and his service as a director of FPB and the Bank, have provided him with the qualifications and experience necessary to serve on our Board.

(continued)
FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

David W. Skiles, age 62, is the Chief Executive Officer, President, and a director of FPB and the Bank.  Prior to joining the Bank, Mr. Skiles was the Martin County Area Executive at 1st United/Wachovia Bank and was Senior Vice President/Senior Lender at Port St. Lucie National Bank.  Mr. Skiles has a Bachelor of Science degree from Barry University in Miami, Florida, and an Associate degree in Applied Science from Sinclair College in Dayton, Ohio. He is currently serving as Chairman of the St. Lucie County Economic Development Council (EDC). He also serves on the Executive Board and Board of Directors of that organization.  Mr. Skiles serves on the Independent Community Bankers of America’s (ICBA) Lending Committee and the Florida Bankers Association’s (FBA) Government Relations Committee, as well as the Florida Bankers Association’s Bank Pac Board.  He is a member of the Florida Atlantic University Advisory Board, and has also been appointed to serve as a member of the St. Lucie County Technical Advisory Committee (TAC) of the airport.  He is a past President and Trustee of the St. Lucie County Chamber of Commerce and past President of the Education Foundation of St. Lucie County.  He is also active in the United Way, having served as campaign chairman in Martin County and on numerous campaigns for the United Way of St. Lucie County.  Mr. Skiles is past Chairman of the St. Lucie County Chambers Area Council and St. Lucie County Business Alliance for Prosperity (BAP).  The Board has determined that Mr. Skiles’ extensive experience as a bank executive officer, as well as his community service in our market experience render him exceptionally qualified to serve as a director on our Board.

CLASS I DIRECTORS

TERMS EXPIRING IN 2012

Donald J. Cuozzo, age 56, is a director of FPB and the Bank.  He received a Bachelor of Science degree in environmental technology from the Florida Institute of Technology in 1979.  He began his work career in the public sector with the Martin County Growth Management Department before leaving to work with regional and national developers.  In that role, he was instrumental in obtaining approval coordinating the acquisition and development of a number of large residential communities in Palm Beach and Martin Counties.  Mr. Cuozzo also served as a principal with a large Palm Beach County based engineering firm where he gained extensive experience in the area of project management and coordination.  In 1993, he co-founded Houston Cuozzo Group to provide planning, design, and government-oriented strategic planning services for private and public sector clients in South Florida.  Mr. Cuozzo has more than 30 years of experience planning and implementing numerous land developments throughout the region and has worked in nearly all facets of community and project development.  Mr. Cuozzo is a founding member of the Martin County Business Development Board, a graduate of the first class of Martin County Leadership 91/92, a recipient of the 1991 Industry Appreciation Award for Outstanding Contribution to the Community, and a 2006 recipient of the Industry Appreciation Award for Martin County.  He is a past Second Vice President of the Treasure Coast Builders Association.  Mr. Cuozzo was appointed to the Treasure Coast Regional Planning Council by former Governor Jeb Bush and served for four years in that position.  Mr. Cuozzo was appointed to the Century Commission for Sustainable Florida by former Senate President Ken Pruitt.  The Board has concluded that Mr. Cuozzo’s experience in growth management and project management and coordination, as well as his service as a director of FPB and the Bank have given him the experience and diversity to be an invaluable member of our Board.

(continued)
FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

Timothy K. Grimes, age 43, is a director of FPB and the Bank.  Mr. Grimes attended Indian River State College before starting in his family’s air conditioning business, Grimes Heating and Air Conditioning, of which he has served as President for the past 15 years. Mr. Grimes is a past board member for the St. Lucie County United Way, Fort Pierce Manatee Center, and other charity organizations. He has also been a member of Fort Pierce Rotary Club for 15 years and served as its President from 1999 to 2000.  He chaired the 2007 Habitat for Humanity Rotary Club Home in Fort Pierce.  He was born and raised in St. Lucie County, Florida, and graduated from Westwood High School in 1985.  Mr. Grimes’ experience as the owner and/or President of his own companies, as well as his extensive charitable work in our community have led our Board to conclude that Mr. Grimes is duly qualified to serve as a director of FPB.

John S. Leighton, III, age 42, is a director of FPB and the Bank.  He was educated at Florida Atlantic University’s College of Business, where he received a Bachelors’ degree in Business Administration in 1990 and shortly thereafter joined WTS, Inc., a nuclear contracting, real estate development and engineering support services firm.  After serving as Operations Manager for several years, Mr. Leighton formed Leighton Construction to partner with and expand WTS’s real estate development and construction administration activities.  Under Mr. Leighton’s direction, WTS and Leighton Construction have developed and built numerous residential and commercial real estate projects in Martin, St. Lucie and Seminole Counties.  Mr. Leighton has been involved in a broad spectrum of community affairs and has been active on a number of community boards.  He has served as Interim Director and is a past two term President of the Business Development Board of Martin County, Inc., a public/private partnership promoting economic development on the “Research Coast”, where he has served since being appointed by the Martin County Board of County Commissioners in 2002.  He has also served as a past director of the Palm City Chamber of Commerce.  In 2001, Mr. Leighton was appointed by the Martin County Board of County Commissioners to serve as a founding board member of the Community Redevelopment Agency for Palm City, where he served for four years.  He was also appointed in 1998 by the City of Stuart Commission to serve on the board of their Local Planning Agency (LPA).  He currently is the Chairman of the President’s Council of the Business Development Board of Martin County, Inc., and serves as Vice-Chairman of the Martin County Local Planning Agency (LPA).  The Board has concluded that Mr. Leighton’s real estate development and construction administration experience, as well as his community service, have provided him with ample experience and background to serve as a director of FPB.

(continued)
FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

Paul A. Zinter, age 55, is Vice Chairman and a director of FPB and the Bank.  He has been a resident of Port St. Lucie for over 40 years, and was a member of the second graduating class from Fort Pierce Central High School.  Mr. Zinter received a Bachelor of Arts degree in business administration from Eastern New Mexico University in 1975, where he majored in real estate and marketing and was managing partner of a family-owned real estate company.  Mr. Zinter was past President and honorary member of the Rotary Club of Port St. Lucie and has been a local realtor/managing partner and business owner for over 30 years.  Mr. Zinter’s business administration experience and real estate background, and his service on FPB’s and the Bank’s Boards, as well as his long term residency in Port St. Lucie, have led to the Board to conclude that he is well qualified to serve on our Board.

NON-DIRECTOR EXECUTIVE OFFICERS

Nancy E. Aumack, age 61, is FPB’s and the Bank’s Senior Vice President and Chief Financial Officer.  Prior to joining the Bank in 2001, she was Senior Vice President and Chief Financial Officer of Independent Community Bank in Tequesta, Florida.  During the period from 1997 to 1999, she served as Chief Financial Officer and Administrative Support Director for the engineering firm LBFH in Palm City, Florida.  From 1995 to 1997, she served as Vice President and Chief Financial Officer for Treasure Coast Bank in Stuart, Florida, and from 1983 to 1995 she served as Vice President and Financial Accounting Officer for American Bank of Martin County in Stuart, Florida.  Ms. Aumack received an Associates of Science degree in Banking and Financial Services from Indian River State College in 1989, and Consumer Lending, General Banking and Commercial Lending certificates from the American Institute of Banking (AIB).  She is a past member and Chairman of the ARC of Martin County, and is currently a Financial Partner for the Port St. Lucie Women on Wall Street, and a member of the Port St. Lucie Business Women.

Marge Riley, age 61, is FPB’s and the Bank’s Executive Vice President and Chief Operating Officer.  She also serves as the Bank’s Security Officer.  Ms. Riley joined the Bank while it was “In Organization” in 1998.  Ms. Riley began her banking career in 1985 at M & I Western State Bank in Oshkosh, Wisconsin.  After moving to Florida in 1987, she worked as Loan Review Specialist for Barnett Bank, Assistant Vice President, Loan Administration at Port St. Lucie National Bank, and Assistant Vice President, Branch Manager for First National Bank.  She has Associate of Science degrees in Accounting and Banking and Financial Services from Fox Valley Technical College in Appleton, Wisconsin.  Ms. Riley is presently a board member and Co-Chair of the Community Investment Committee for the United Way of St. Lucie County, a member and past President of the Port St. Lucie Business Women, and member and past Secretary of the Port St. Lucie Women on Wall Street. Ms. Riley has also served on the Business and Education Committee of Indian River County Chamber of Commerce, board member of the Leadership Council of the St. Lucie Chamber of Commerce and graduate of the Leadership Program, Board member for Pace Center for Girls, past Treasurer for the Treasure Coast Chapter of Robert Morris Associates and was a past member of the Nineteenth Judicial District’s Grievance Committee.

(continued)
FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

William V. West, Jr., age 43, is FPB’s and the Bank’s Senior Vice President and Senior Lending Officer.  Prior to joining the Bank in 2004 he was Vice President of Commercial Lending for Southern Community Bank of Southwest Florida, Naples, Florida.  From 1999 to 2001, he served as Assistant Vice President and Commercial Lender for SouthTrust Bank in Naples.  In 2001, he completed his Master of Business Administration in Finance, Summa Cum Laude, with International College.  He completed his Bachelor of Arts in Organizational Management with Warner Southern College in 1996, and graduated from the Graduate School of Banking at Colorado in 2006.  In 2008, he completed his Bank Operations Diploma with the American Institute of Banking.  Mr. West is a fifth generation Floridian who is very active in our community.  Mr. West is the President of the Business Development Board of Martin County, President of the Treasured Lands Foundation, Vice Chairman of the Industrial Development Authority of Martin County, Past-President of the Education Foundation of Martin County and Past-President of the Jensen Beach Chamber of Commerce.  Mr. West was honored last year with a Business Recognition Award from the Florida Commissioner of Education.  In 2005, the Florida Economic Development Council awarded him the McLaughlin Award for his contributions to economic development in Florida.

The Board of Directors Recommends that the Shareholders Vote “For” the Election of the Three Class II Director Nominees.

[Remainder of page intentionally left blank]

FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

BENEFICIAL STOCK OWNERSHIP OF
DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information regarding the beneficial ownership of FPB common stock of each director nominee, continuing director, and non-director executive officer as of the record date of February 26, 2010. The beneficial ownership of each person reflects the number of shares that the person currently owns, plus the number of shares that person has the right to acquire through the exercise of stock options.

Name	Number of Shares Owned (4)		Right to Acquire(5)		% of Beneficial Ownership (16)
Nancy E. Aumack(1)	17,344	(6)	10,676		1.35%
Gary A. Berger(2)	32,039	(7)	8,771		1.97
Donald J. Cuozzo(2)	51,892	(8)	14,032		3.18
Ann L. Decker(2)	17,875		2,925		1.01
Timothy K. Grimes(2)	17,340	(9)	2,000		0.94
John S. Leighton, III(2)	32,000	(10)	2,000		1.65
Paul J. Miret(2)	39,456	(11)	12,282		2.50
Marge Riley(1)	25,722	(12)	17,043	(12)	2.06
Robert L. Seeley(2)	12,076	(13)	872		0.63
David W. Skiles(3)	52,505	(14)	26,537		3.79
William V. West(1)	27,162		8,525		1.73
Paul A. Zinter(2)	33,885	(15)	11,418		2.19
All directors and executive officers as a group (12 individuals)	359,296		117,081		21.90%
       ___________________________________________________________

(1)	Executive Officer only.
(2)	Director only.
(3)	Director and Executive Officer.
(4)	Includes shares for which the named person:
▪	has sole voting power and investment power;
▪	has shared voting and investment power with a spouse; or
▪	holds in an IRA or other retirement plan; but does not include shares that may be acquired by exercising stock options.
(5)	Includes shares that may be acquired by exercising stock options that are vested or will vest within the next 2 years.
(6)	Includes 2,524 shares owned by Ms. Aumack’s spouse in trust and 141 shares owned by Ms. Aumack’s spouse in an Employee Stock Purchase Plan
(7)	Includes 5,733 shares owned by a related business interest of Mr. Berger’s.
(8)	Includes 6,019 shares owned by Mr. Cuozzo’s spouse’s IRA.
(9)	Includes 330 shares owned by Mr. Grimes’ spouse.
(10)	These shares are owned by a related business interest of Mr. Leighton’s.
(11)	Includes 6,063 shares owned by Mr. Miret’s spouse’s IRA.
(12)	Includes 6,381 shares and 6,016 options owned by Ms. Riley’s spouse.
(13)	Includes 11,576 shares owned by Mr. Seeley’s spouse in trust.
(14)	Includes 124 shares owned by Mr. Skiles’ spouse.
(15)	Includes 3,528 shares owned by Mr. Zinter’s spouse’s Keough Plan.
(16)
Shares are deemed to be “beneficially owned” if a person has sole or shared power to vote or to direct the voting of shares or the power to dispose, or to direct the disposition of shares, or if a person has the right to acquire.

FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

EXECUTIVE COMPENSATION

Our executive compensation program has been developed with the intent of attracting and retaining qualified management, meeting our short-term financial goals, and enhancing long-term shareholder value.

FPB currently does not compensate its executive officers, other than granting stock options and the compensation that is paid by the Bank.  We strive to pay each executive officer the base salary that would be paid on the open market for a similarly qualified officer with the same position. The Board of Directors, upon recommendation by the Bank’s Personnel/ Compensation/Nominating Committee, determines the level of base salary and any incentive bonus for the Chief Executive Officer and other officers of FPB and the Bank based upon competitive norms, derived from annual surveys published by several independent banking institutes or private companies specializing in analysis of financial institutions.  Such surveys provide information regarding compensation of financial institution officers and employees based on the size and geographic location of the financial institution and serve as a benchmark for determining executive salaries.  Salary adjustments and discretionary bonus awards are based upon the Board of Directors’ and the Bank’s Personnel/Compensation/Nominating Committee’s evaluation of FPB’s and the Bank’s performance, the officer’s responsibilities, and individual performance standards.  There were no bonuses paid in 2009 or 2008.

Summary Compensation Table

The following table sets forth compensation information regarding FPB’s and the Bank’s Chief Executive Officer and President and other officers who received compensation in 2009 at a level which is required to be disclosed herein.

Name and Principal Position	Year	Salary	Bonus(1)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings	Stock Options	All Other Compensation	Total
David W. Skiles President & Chief Executive Officer	2009 2008 2007	$170,000 $170,000 $165,000	$ 0 $ 0 $12,375	$6,980 $6,468 $5,782	$ 0 $ 0 $25,783	$22,501(2) $24,023(2) $27,819(2)	$199,481 $200,491 $236,759
Marge Riley EVP & Chief Operating Officer	2009 2008 2007	$124,800 $124,800 $120,000	$ 0 $ 0 $8,100	$4,559 $4,341 $3,885	$ 0 $ 0 $25,783	$ 0 $1,335(3) $3,559(3)	$129,359 $130,476 $161,327
William V. West SVP & Sr. Lender	2009 2008 2007	$121,208 $118,779 $122,598	$ 0 $ 0 $20,651	$3,670 $3,155 $2,658	$ 0 $ 0 $20,571	$ 0 $1,189(3) $2,654(3)	$124,878 $123,123 $169,132
Nancy E. Aumack SVP & Chief Financial Officer	2009 2008 2007	$109,720 $109,720 $105,500	$ 0 $ 0 $6,330	$3,905 $3,792 $3,451	$ 0 $ 0 $20,571	$ 0 $1,165(3) $3,030(3)	$113,625 $114,677 $138,882

(1)	Bonus amounts reflected in this column were for performance in the year noted, to be paid in January of the next year.
(2)	Automobile allowance, country club membership, 401(k) match and directors’ fees.
(3)	401(k) match.

FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

AGGREGATED FISCAL YEAR-END OPTION VALUES

The following table discloses the aggregate value of the unexercised options held by the individuals listed in the above Summary Compensation Table:

Name	Number of Shares Underlying Unexercised Options at December 31, 2009		Value of Unexercised In-the Money Options at December 31, 2009
	Exercisable	Unexercisable	Exercisable	Unexercisable
David W. Skiles Marge Riley Nancy E. Aumack William V. West	2,031 18,981 1,052 833 482 1,656 8,048 1,892 1,500 1,653 1,103 4,410 840 750 1,102 3,913 840 750	0 0 527 1,667 964 0 0 947 3,000 0 0 0 420 1,500 0 0 420 1,500	- - - - - - - - - - - - - - - - - -	- - - - - - - - - - - - - - - - - -

FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

2009 DIRECTOR COMPENSATION TABLE

The following table discloses compensation paid by FPB or the Bank to FPB’s and the Bank’s directors in 2009.  Compensation and fees for director David W. Skiles are shown in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash	All Other Compensation(1)	Total
Gary A. Berger	$14,651	$754	$15,405
Donald J. Cuozzo	$9,107	$580	$9,687
Ann L. Decker	$10,890	$858	$11,748
Timothy K. Grimes	$8,614	$-	$8,614
John S. Leighton, III	$10,248	$-	$10,248
Paul J. Miret	$9,351	$1,365	$10,716
Robert L. Schweiger(2)	$11,683	$260	$11,943
Robert L. Seeley	$10,345	$754	$11,099
Paul A. Zinter	$12,024	$138	$12,162
____________________________________________

(1)	Imputed earnings on split-dollar insurance policies and interest on deferred compensation.
(2)	Resigned effective on January 8, 2010.

Bonuses and Salary Determinations

The continuing economic recession and declining real estate values have adversely affected most financial institution related businesses, including FPB and the Bank, within FPB’s and the Bank’s market areas.  As a result, FPB’s 2009 results of operations and the market price of our common stock have continued to be negatively impacted.  The Personnel/Compensation/ Nominating Committee, therefore, recommended to the Board that no bonuses or salary increases should be awarded to members of our senior management for 2009.

Employment Agreements

FPB does not currently have any employment agreements with its employees.  The Bank, however, entered into an Amended and Restated Employment Agreement (“Agreement”) with David W. Skiles on September 5, 2007.  The Agreement has an initial term of three years, commencing on August 1, 2007.  Under the Agreement, Mr. Skiles serves as the Chief Executive Officer and President of the Bank.  The term of the Agreement is automatically renewed for one additional year on each anniversary of the effective date, until the earlier of July 31, 2012, or upon notice by one of the parties. The Bank’s Board or its Personnel/Compensation/Nominating Committee must annually review the Agreement and Mr. Skiles’ performance at the Bank to determine if such renewals should be continued.  Mr. Skiles is also eligible to participate in FPB’s 2005 Stock Compensation Plan, in the capacities of both an employee and a director.  The Agreement also provides that the Bank will pay for Mr. Skiles’ membership in two country clubs in order to further his presence and recognition in the community.

(continued)
FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

     Mr. Skiles may terminate the Agreement for any reason upon 90 days written notice to the Bank.  In the event the Agreement is terminated by Mr. Skiles without “good reason” or by the Bank for “cause” (as those terms are defined in the Agreement), Mr. Skiles shall be entitled to no further compensation, except what has already accrued.  Under the Agreement Mr. Skiles is subject to a non-compete provision, which prohibits him from becoming employed, directly or indirectly, at any financial institution, financial institution holding company, bank holding company, or other financial service provider in St. Lucie County, or in such other counties that the Bank has a branch office for six months following his termination for any reason.  He is also subject to a non-solicitation provision, which provides that he may not solicit business from any current customer of the Bank or solicit any employees of the Bank for a period of six months following his termination for any reason.  If the Agreement is terminated by the Bank for any reason other than “cause” or by Mr. Skiles for “good reason” he will be entitled to a severance payment equal to his annual base salary, which shall be payable in substantially equal semi-monthly installments. He would also be entitled to continued participation in the Bank’s employee benefit plans and programs for the shorter of one year or until he becomes eligible to participate in comparable plans provided by another employer.  In addition, should FPB or the Bank undergo a “change in control” (as defined in the Agreement), Mr. Skiles will be entitled to receive a change in control payment equal to 2.5 times his base salary, as averaged for the five year period prior to the change in control.

Mr. Skiles’ Agreement also provides him with the following benefits:  eligibility to receive an annual performance bonus, not to exceed 40% of his base salary; five weeks paid vacation; and $600 per month automobile allowance.  The Agreement also references two separate employment related agreements that Mr. Skiles has entered into with the Bank.  On December 23, 2005 the Bank and Mr. Skiles entered into a Deferred Compensation Agreement, which provides that the Bank will match his contributions up to 2.5% of his base salary.  Mr. Skiles also entered into a Split Dollar Agreement with the Bank, dated February 15, 2006, which provides Mr. Skiles with a $200,000 life insurance benefit.

Due to our participation in the Capital Purchase Program, FPB and thus the Bank is restricted in their abilities to pay certain forms of executive compensation.  Consequently, we have amended Mr. Skiles’s Agreement in order to suspend our obligation to make any golden parachute payments during any period of time when such payments are prohibited.  We have also suspended the consideration of paying any cash bonuses to Mr. Skiles while we are a participant in the Capital Purchase Program.

In addition, the Bank entered into new Change in Control Agreements (“CIC Agreements”) in June 2009 with three of its executive officers, Marge Riley, Executive Vice President and Chief Operating Officer, Nancy E. Aumack, Senior Vice President and Chief Financial Officer, and William V. West, Senior Vice President and Senior Lender. The CIC Agreements were made in recognition of these individuals’ continued service with FPB and the Bank, but do not constitute employment agreements that would give these individuals any right to continued employment with either FPB or the Bank.

All three CIC Agreements provide that the executive officers will receive cash severance payments if they are terminated by the Bank without “just cause,” as defined in the CIC Agreements, as a result of a Change in Control of either FPB or the Bank, including if a contemplated Change in Control occurs within six months of their termination by the Bank.  In addition, if the executive officers elect to resign within ninety days of a Change in Control of either FPB or the Bank, they will receive the cash severance payment. Ms. Aumack’s and Mr. West’s CIC Agreements each provide for a severance payment in the amount of two times their “highest annual base salary,” which is defined to be their highest base salary plus their average annual bonus during the three years immediately preceding their termination. Ms. Riley’s CIC Agreement provides that she will receive two and a half times her highest annual base salary. The payments are to be made to the employees in one lump sum within ten days of the termination of employment. In addition, the employees are entitled to continuation of their insurance benefits until the earlier of obtaining new employment with similar benefits or six months after termination.

All of the CIC Agreements provide for a term of two years, unless otherwise extended by the parties, commencing on August 1, 2009 and ending on July 31, 2011. In consideration of the Bank’s execution of these CIC Agreements, the employees have agreed that during the term of the CIC Agreements and for a period of six months following their termination for any reason other than a Change in Control, they will not become employed with another financial institution located in any county in which the Bank operates a branch office (including, but not limited to, St. Lucie County, Indian River County, or Martin County) or otherwise compete with FPB or the Bank.

In addition, due to FPB’s participation in the Capital Purchase Program, FPB must abide by certain restrictions on executive compensation payments, which are further detailed in the following section.  The CIC Agreements provide that if federal law in some way prohibits the payment otherwise required under the CIC Agreements, the Bank’s obligation to make such payments shall be deferred until such time as the Bank is legally permitted to make the payments.

CAPITAL PURCHASE PROGRAM

FPB is participating in the Capital Purchase Program (“CPP”) subdivision of the Troubled Asset Relief Program, which was established by the United States Department of the Treasury (“Treasury”) pursuant to the Emergency Economic Stabilization Act of 2008 (“EESA”).  Under the CPP, the Treasury purchased shares of senior preferred stock (“Preferred Stock”) and a warrant to purchase shares of common stock (“Warrant”).  As a condition of participation, the Treasury requires the adoption of certain standards and restrictions on our executive compensation.

FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

On February 17, 2009, President Barack Obama signed into law the American Recovery and Reinvestment Act of 2009 (“ARRA”). ARRA significantly amended the executive compensation limitations of the EESA. ARRA has imposed considerable implications on our compensation arrangements. ARRA directs the Treasury to establish standards and rules on executive compensation practices of CPP recipients.  On June 15, 2009, the Treasury issued an Interim Final Rule on Executive Compensation, which sets forth certain standards and limits our compensation practices, including:

➢
limits on compensation that exclude incentives for senior executive officers (“SEOs,”  which would include Chief Executive Officer and President Skiles, Chief Financial Officer Aumack, and the next three most highly compensated employees) to take unnecessary and excessive risks that threaten the value of FPB;

➢
provision for the recovery or “clawback” of any bonus, retention award, or incentive compensation paid to a SEO or the next twenty most highly compensated employees based on materially inaccurate statements of earnings, revenues, gains, or other criteria;

➢	prohibition on making any golden parachute payment to a SEO or any of the next five most highly compensated employees;

➢
prohibition on the payment or accrual of bonus, retention award, or incentive compensation of certain highly compensated employees, subject to certain exceptions for payments made in the form of restricted stock;

➢	prohibition on employee compensation plans that would encourage manipulation of earnings reported by FPB to enhance any employee’s compensation;

➢
having our Personnel/Compensation/Nominating Committee comprised of independent directors that meet at least semi-annually to review employee compensation plans and the risks posed by these plans to FPB;

➢	adoption of an excessive or luxury expenditures policy, which is posted on our website at www.1stpeoplesbank.com;

➢	disclosure of perquisites offered to SEOs and certain other highly compensated employees;

➢	disclosures related to compensation consultant engagement;

➢	prohibition on tax gross-ups to SEOs and certain highly compensated employees;

➢	compliance with federal securities rules and regulations regarding the submission of a non-binding resolution on SEO compensation to shareholders (say on pay); and
➢	establishment of the Office of the Special Master for TARP Executive Compensation (“Special Master”) to address the application of these rules to TARP participants and their employees.

Restriction on Bonuses

The amount of financial assistance that a TARP participant received is the determining factor in the number of employees that are subject to the restriction on the payment or accrual of bonuses, retention awards, and other incentive compensation to SEOs.  For FPB, which received less than $25,000,000, this prohibition applies to only Chief Executive Officer and President Skiles, as our most highly compensated employee.  Stock options are specifically included in the definition of an incentive plan, and are therefore subject to the bonus restrictions and may not be granted to Chief Executive Officer and President Skiles.

An exception from such restriction is for restricted stock or restricted stock units, so long as the stock or stock units do not fully vest until the TARP assistance has been repaid, and so that they do not have a value that is greater than one-third of the total amount of annual compensation.  The restricted stock may not become transferrable earlier than 25% of the shares at the time 25% of the aggregate TARP assistance is repaid to the government and in additional 25% tranches when each additional 25% of assistance is repaid.  In addition, employees must forfeit restricted stock or units if the employee does not continue to perform substantial services for at least two years from the date of grant, other than on account of death, disability, or a change of control.

In addition, such restrictions do not apply to bonus payments that are required to be paid under written employment contracts that have been executed on or prior to February 11, 2009.  Provided, however, an employee must have had the legal right to the bonus as of February 11, 2009 and not just be a participant in a plan or agreement that will provide a bonus at a future date.

Whether an employee has accrued bonus, retention award, or other incentive compensation is determined based on the specific facts and circumstances. However, a participant may not merely circumvent the application of the bonus restrictions by delaying bonus payments until after the employee is no longer subject to the prohibition or granting retroactive service credits after the employee is no longer subject to the bonus restrictions.

Perquisites

Furthermore, the Interim Rule requires that we disclose to the Treasury and our primary federal regulator annually, within 120 days of the end of the fiscal year, any perquisites whose total value exceeds $25,000 for any employee who is subject to the limitations on bonus payments.  The amount and nature of the perquisite along with justification for the perquisite must be disclosed.

FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

Clawback of Bonuses, Retention Awards, and Other Incentive Compensation

The Interim Rule also provides that bonuses, retention awards, and other incentive compensation made to FPB’s SEOs and the next twenty most highly compensated employees during the TARP period must be subject to a recovery or clawback if such payment was based upon materially inaccurate financial statements or any other materially inaccurate performance metric criteria.  This clawback provision is more extensive than the one contained under Section 304 of the Sarbanes-Oxley Act in that it applies to a broader group of employees, applies to retention awards, is not exclusively triggered by an accounting restatement, does not limit the recovery period, and includes material inaccuracies beyond financial reporting (such as performance metrics).

Prohibition on Golden Parachute Payments

Golden parachute payments are prohibited for SEOs and any of the next five most highly compensated employees during the TARP period.  A golden parachute payment:

➢	Is any payment: (i) for the departure from employment for any reason; or (ii) due to a change in control;

➢	Includes acceleration of vesting due the departure or the change in control;

➢	Is treated as paid at the time of departure or change in control and thus may include a right to amounts actually payable after the TARP period;

➢
Excludes payments for services performed or benefits accrued (payments that would have to be paid whether or not the employee departs or a change in control occurs, or if the payment is due upon departure, regardless of whether the departure is voluntary or involuntary);

➢
Excludes payments from benefit plans and deferred compensation plans if: (i) the plan was in effect at least one year prior to the employee’s departure; (ii) the payment is made pursuant to the plan and in accordance with the terms of the plan as in effect no later than one year before departure; (iii) the employee has a vested right to the payments at the time of the departure or change in control; (iv) benefits under the plan are accrued each period only for current or prior service; (v) any payments are not based on discretionary acceleration of vesting or accrual of benefits that occurs at any time later than one year before the departure or change in control; and (vi) with respect to deferred compensation plans, FPB has previously recognized compensation expense and accrued liability for the benefit payments in accordance with GAAP;

➢	Excludes payments from pension or qualified retirement plans;

➢	Excludes payments made for a departure on account of the employee’s death or disability; and
➢	Excludes severance or similar payments required to be made pursuant to a state statute or foreign law that is applicable to all employers within the appropriate jurisdiction.

FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

Excessive or Luxury Expenditures Policy

The Interim Rule requires FPB’s Board to adopt an excessive or luxury expenditures policy, which must be filed with the Treasury and posted on our website at www.1stpeoplesbank.com.  The purpose of this policy is to ensure there is an appropriate review and approval of potentially excessive and luxury expenditures.  The provisions of our policy include:

➢	Identification of types and categories of expenses prohibited or requiring prior approval;

➢	The adoption of approval procedures for those expenses requiring prior approval;

➢	A mandate that the Principal Executive Officer and Principal Financial Officer provide a certification for the prior approval of any expenditures requiring the prior approval;

➢	Providing for a prompt internal reporting of any violation of the policy; and

➢	Accountability for adherence to the policy.

Compensation Consultant

The Interim Rule provides that FPB must disclose to the Treasury and our primary federal regulator annually whether or not it or its Board or Personnel/Compensation/Nominating Committee has engaged a compensation consultant and provide a description of all types of services that such compensation consultant has provided during the past three years.  We have elected not to retain the services of a compensation consultant.

Compensation Committee

The Interim Rule provides that TARP recipients must establish a compensation committee consisting of independent directors within the later of 90 days following the closing date of the TARP agreement or September 14, 2009.  FPB had already established its Personnel/Compensation/Nominating Committee prior to our participation in TARP.  Our Personnel/Compensation/Nominating Committee must discuss, evaluate, and review at least once every six months the SEO and employee compensation plans and the risks posed by these plans to FPB, to ensure that the compensation plans do not encourage SEOs to take unnecessary and excessive risks that may threaten the value of FPB.  The Personnel/Compensation/ Nominating Committee must also discuss, evaluate, and review at least every six months the employee compensation plans in light of the risks posed to FPB by such plans and how to best limit such risks.  Every six months our Personnel/Compensation/Nominating Committee must also discuss, evaluate, and review the executive compensation plans to ensure that the plans do not encourage the manipulation of reported earnings in order to enhance the compensation of any of our employees.

FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

     At least once per fiscal year, our Personnel/Compensation/Nominating Committee must provide a narrative description that:

➢
Identifies each SEO compensation plan and explains how the SEO compensation plans do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the company, including how the SEO compensation plans do not encourage behavior focused on short term results rather than on long term value creation;

➢
Identifies each employee compensation plan and the risks posed by employee compensation plans and explains how these risks were limited, including how these plans do not encourage behavior focused on short term results rather than on long term value creation; and

➢	Explains how the company has ensured that the employee compensation plans do not encourage manipulation of earnings to enhance the compensation of any employee.

FPB must provide this narrative disclosure and the applicable certifications to our primary federal regulatory and to the Treasury within 120 days of the end of the fiscal year.

Tax Gross Ups

The Interim Rules prohibits FPB from providing tax gross ups or other reimbursements for the payments of taxes to any of the SEOs and the next twenty most highly compensated employees relating to severance payments, perquisites, or any other form of compensation.

Say on Pay Shareholder Resolution

FPB must comply with federal securities rules and regulations regarding a non-binding shareholder resolution on SEO compensation (“say on pay”).  Any proxy, consent, or authorization for an annual or other shareholder meeting must permit a separate shareholder vote to approve the compensation of executives, including the compensation tables, and any related materials.  Proposal 2 at this Annual Meeting is being submitted to our shareholders in accordance with this requirement.

Acquisitions of TARP Participants

The Interim Rule provides that when a TARP participant is acquired by a company that is not a TARP participant, the acquiring company does not become subject to the TARP restrictions as a result of the acquisition. In addition, employees of the targeted TARP participant who are subject to the executive compensation restrictions immediately prior to the acquisition will no longer be subject to such restrictions after the acquisition.  However, if the primary purpose of the acquisition is to avoid or evade the TARP compensation restrictions, then the acquirer will be treated as a TARP participant.

FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

Certifications of the Principal Executive Officer and Principal Financial Officer

The Interim Rule requires that our Principal Executive Officer (Chief Executive Officer and President Skiles) and Principal Financial Officer (Chief Financial Officer Aumack) provide certain certifications within 90 days of the completion of each fiscal year any part of which is a TARP period.  Such certifications must verify that:

➢
Our Personnel/Compensation/Nominating Committee has met at least every six months during the prior fiscal year with the senior risk officer to discuss and evaluate SEO compensation plans and employee compensation plans and the risks these plans pose to FPB;

➢
Our Personnel/Compensation/Nominating Committee has identified and limited the features in the SEO compensation plans that could lead SEOs to take unnecessary or excessive risks that could threaten the value of FPB, has identified any features in the employee compensation plans that pose risks to FPB, and has limited those features to ensure FPB is not unnecessarily exposed to risks;

➢
Our Personnel/Compensation/Nominating Committee has reviewed at least every six months the terms of each employee compensation plan and identified and limited the features in the plan that could encourage the manipulation of reported earnings to enhance the compensation of any employee;

➢	Our Personnel/Compensation/Nominating Committee will certify to these reviews;

➢
Our Personnel/Compensation/Nominating Committee will  provide a narrative description of how it limited the features in compensation plans that could lead executives to take unnecessary and excessive risks that could threaten the value of FPB, and ensured that compensation plans did not unnecessarily expose FPB to risks or would otherwise encourage the manipulation of reported earnings;

➢
All bonuses, retention awards, and incentive compensation of the SEOs and the next twenty most highly compensated employees are subject to a provision for recovery or “clawback” if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance criteria;

➢	Golden parachute payments to SEOs and the next five most highly compensated employees are prohibited;

(continued)
FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

➢	The bonuses, retention awards, and incentive compensation paid to or accrued by employees to whom the bonus payment limitation is applicable have been limited as restricted;

➢	FPB will permit a non-binding shareholder resolution on the SEO compensation disclosures provided under the federal securities laws;

➢	An excessive and/or luxury expenditures policy has been adopted and implemented, and a copy has been provided to the Treasury;

➢
Disclosure will be made of the amount, nature, and justification for the offering of any perquisites whose total value exceeds $25,000 for each of the employees subject to the bonus payment limitations;

➢	Disclosure will be made regarding any engagement of a compensation consultant and any such services that were provided;

➢	There have been no tax gross-ups on compensation to the SEOs and the next twenty most highly compensated employees;

➢	FPB has substantially complied with any compensation requirements set forth in the agreement, as may be amended, with the Treasury;

➢	Certain employees named in the certification are the SEOs and most highly compensated employees for the current fiscal year based on their compensation during the prior fiscal year; and

➢	The officer certifying understands that a knowing and willful false or fraudulent statement made in connection with the certification may be punished by fine, imprisonment, or both.

Establishment of the Office of the Special Master for TARP Executive Compensation

The Interim Rule has provided for the establishment of a Special Master, whose duties and responsibilities are as follows:

➢	Interpreting TARP and ARRA rules and regulations to determine how they apply to particular facts circumstances;

➢
Reviewing bonuses, retention awards, and other compensation paid prior to February 17, 2009 to employees of entities receiving TARP assistance prior to such date to determine whether any such payments were inconsistent with the purposes of TARP;

➢	Providing advisory opinions on compensation structures or compensation payments to employees of TARP participants; and
➢	Approving compensation payments to, and the compensation structures for, certain employees of TARP recipients that are receiving exceptional financial assistance.

FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background of the Proposal

As earlier stated, ARRA requires financial institutions, such as FPB, which have accepted government funds under the CPP to permit a separate and non-binding shareholder vote to endorse the compensation of such financial institution’s named executive officers. FPB is required to submit to our shareholders annually an advisory vote on our executive compensation arrangements as described herein, until such time as the Preferred Stock issued under the CPP is redeemed.

Executive Compensation

FPB believes that its compensation policies and procedures, which are reviewed and approved by the Personnel/Compensation/Nominating Committee, encourage a culture of pay for performance and are strongly aligned with the long-term interests of our shareholders. Like most companies in the financial services sector, the recent and ongoing financial downturn has had a continued negative impact on FPB’s 2009 results of operations and on the price of our common stock.  In Florida, this has been primarily driven by the significant deflation in real estate values. Consistent with the objective of aligning the compensation of the FPB’s named executive officers with the annual and long-term performance of FPB and the interests of our shareholders, these factors were also reflected in the compensation of FPB’s named executive officers for 2009, and in a number of executive compensation-related actions that have been taken by FPB and the Personnel/Compensation/Nominating Committee with respect to 2010.

As required by ARRA and the guidance provided by the SEC, the Board of Directors has authorized a shareholder vote on FPB’s executive compensation plans, programs, and arrangements as reflected in the disclosures regarding named executive officer compensation, as provided in the various tables included in this Proxy Statement, and the accompanying narrative disclosures, and the other compensation information provided in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to endorse or not endorse the executive pay program and policies through the following resolution:

“Resolved, that the shareholders of FPB Bancorp, Inc. approve the overall executive compensation policies and procedures employed by the company, as described in the Proxy Statement for the 2010 Annual Meeting of Shareholders.”

(continued)

Vote Required and Effect

Approval of FPB’s executive compensation policies and procedures requires that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast, and therefore will not affect the determination as to whether FPB’s executive compensation policies and procedures are approved.  Because this shareholder vote is advisory, it will not be binding upon FPB, the Board of Directors, or the Personnel/Compensation/Nominating Committee. However, the Personnel/Compensation/Nominating Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors Recommends that Shareholders Vote “For” the Approval of the Shareholder Resolution Concerning Executive Compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FPB does not have any related transactions with its directors or executive officers and it does not make loans to its directors or executive officers. However, certain directors, executive officers, and their immediate family members are customers of the Bank. It is anticipated that such individuals will continue these relationships in the future.  Loans made to directors, executive officers, and their immediate families require approval of a majority of the disinterested directors approving the loan.  All transactions between FPB, the Bank, and their directors, executive officers, the immediate family members of such directors and executive officers, and any principal shareholders, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons, and in the opinion of management, did not involve more than the normal risk of collectability or present any other unfavorable features.

As of December 31, 2009, loans to directors, executive officers, and their immediate family members represented $4.5 million, or approximately 2.38% of the total loan portfolio, all of which are current and performing according to their terms.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT AUDITORS FOR THE FISCAL
YEAR ENDING DECEMBER 31, 2010

Following consultation with the Audit/Compliance Committee, the Board of Directors has elected to retain the accounting firm of Hacker, Johnson & Smith, P.A. (“Hacker, Johnson”), as the independent auditors for FPB and the Bank for the fiscal year ending December 31, 2010. A representative from the firm is expected to be present at the Annual Meeting to make a statement and to respond to any shareholder questions.

(continued)

Audit Fees:  The aggregate fees billed for professional services by Hacker, Johnson, in connection with the audit of the annual financial statements and the reviews of the financial statements included in FPB’s quarterly filings with the Securities and Exchange Commission for the fiscal years ended December 31, 2009 and December 31, 2008, were $48,000 and $48,000 respectively.

Tax Fees:  In 2009 and 2008, Hacker, Johnson also billed FPB $5,000 and $5,000 respectively, for tax compliance and advice, including the preparation of FPB’s corporate tax returns.

All Other Fees: Hacker, Johnson also billed the company for professional services related to the issuance of a Comfort Letter in connection with our 2009 stock offering, in the amount of $35,000 in 2009.

In all instances, Hacker, Johnson’s performance of those services was pre-approved by FPB’s Audit/Compliance Committee, pursuant to its internal policies.

In order for this proposal to be adopted, it must be approved by the holders of a majority of the outstanding shares of FPB’s common stock present or represented by proxy and entitled to vote at the Annual Meeting. If the shareholders do not vote in favor of the ratification of the appointment of Hacker, Johnson, the Board of Directors will consider the selection of an alternative auditing firm.

The Board of Directors Recommends that the Shareholders Vote “For” the Ratification of the Independent Auditors for the Fiscal Year Ending December 31, 2010.

PROPOSAL 4

ADJOURNMENT OF THE ANNUAL MEETING

The Board of Directors seeks your approval to adjourn the Annual Meeting in the event that there are an insufficient number of votes to approve one or more of Proposals 1, 2, or 3 at the Annual Meeting. In order to permit proxies that have been timely received to be voted for an adjournment, we are submitting this item as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting, and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

The Board of Directors Recommends that the Shareholders Vote “For” the Approval of the Adjournment of the Annual Meeting.

FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

COMPLIANCE WITH SECTION 16(a) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and any person who beneficially owns more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, executive officers, and more than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on the review of copies of the filings we have received, or representations from such reporting persons, it is our belief that during 2009, there were no late filings by our directors or executive officers.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for the 2011 Annual Meeting, a shareholder’s proposal to take action at such meeting must be received at our corporate headquarters at 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida 34952, on or before November 15, 2010.  To be included in our proxy materials, proposals must comply with the Securities and Exchange Commission’s proxy rules as provided in 17 C.F.R. Section 240.14a-8.

SOLICITATION OF PROXIES

The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by FPB.  Proxies may be solicited by directors, officers, or any of our other employees, in person, or by telephone, e-mail, mail, or other means. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners.  Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses.

LEGAL PROCEEDINGS

Neither FPB nor the Bank is, or has been during the last year, involved in any litigation or legal proceeding other than in the normal course of business.

AVAILABILITY OF OTHER INFORMATION

Accompanying this Proxy Statement is our 2009 Annual Report, which includes FPB’s Management Discussion and Analysis and audited financial statements. The Annual Report also serves as the Bank’s Annual Disclosure Statement. Additional copies of our Annual Report or our Form 10-K are available to shareholders at no charge. Any shareholder who would like a copy of either document may contact: David W. Skiles, President and Chief Executive Officer, FPB Bancorp, Inc., 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida 34952, telephone number (772) 398-1388.

(continued)
FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952

FPB currently files periodic reports (including Form 10-Ks, Form 10-Qs, Proxy Statements, etc.) with the Securities and Exchange Commission.  These periodic reports are filed electronically via EDGAR and can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549.  The Securities and Exchange Commission maintains a website that contains registration statements, reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission.  Information filed by FPB is also available for review on this website. The address of the website is www.sec.gov.

FPB is providing access to these proxy materials by both sending you a full set of the printed proxy materials and by notifying you of the availability of our proxy materials on the internet.  You may access the following information:  Notice of 2010 Annual Meeting of Shareholders; Proxy Statement for 2010 Annual Meeting of Shareholders; and Annual Report on Form 10-K for the year ended December 31, 2009, as of the date the proxy materials are first being sent to our shareholders, at http://www.cfpproxy.com/5231, which does not have “cookies” that would otherwise identify visitors to the site.

FPB Bancorp, Inc.
March 15, 2010

FPB BANCORP, INC. = PROXY STATEMENT
1301 Southeast Port St. Lucie Boulevard = Port St. Lucie, Florida 34952